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                                                                    Exhibit 10.4

            EMPLOYMENT AGREEMENT, dated as of October__ , 1998, by and between HI-TECH PHARMACAL CO., INC., a Delaware corporation with offices at 369 Bayview Avenue, Amityville, New York 11701 (the "Corporation"), and MARTIN KNOPF, an individual residing at 6 Shadowbrook Drive, Colts Neck, NJ 07722 (the "Executive").

                             W I T N E S S E T H:

          WHEREAS, the Corporation desires to secure the services of the Executive upon the terms and conditions hereinafter set forth; and

          WHEREAS, the Executive desires to render services to the Corporation upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, the parties mutually agree as follows:

          Section 1. Employment.  The Corporation hereby employs the
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Executive and the Executive hereby accepts such employment, as an executive of the Corporation, subject to the terms and conditions set forth in this Agreement.

          Section 2. Duties. Executive shall serve as the Chief Opearating
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Officer of the Corporation and shall properly perform such duties as may be assigned to him from time to time by the President, Chief Executive Officer and Board of Directors of the Corporation. If requested by the Corporation, the Executive shall serve on any committee of the Board of Directors without additional compensation. Commencing on May 1, 1999, the Executive may serve as the President of the Corporation, subject to the approval of the Corporation's Board of Directors. During the term of this Agreement, the Executive shall devote all of his business time to the
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performance of his duties hereunder unless otherwise authorized by the Board of
Directors.

        Section 3. Term of Employment.  The term of the Executive's employment
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shall commence on October 21, 1998 and shall continue for a period of thirty
(30) months until April 30, 2000, or until earlier terminated pursuant to
Section 5 hereof (the "Term").

        Section 4. Compensation of Executive.
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            4.1 Compensation.  The Corporation shall pay to the Executive as
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annual compensation for his services hereunder a base salary ("Base Salary") in the amount equal to Two Hundred Thousand ($200,000) dollars per annum. The Base Salary shall be payable bi-weekly less such deductions as shall be required to be withheld by applicable law and regulations.

          4.2       Bonus. (a)  In addition to his annual Base Salary, the
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Executive shall receive a bonus ("Bonus") with respect to each year of his employment hereunder equal to (i) one (1%) percent of the amount by which the Corporation's Net Sales for a fiscal year during the term of this Agreement exceeds the Corporation's Net Sales for its preceding fiscal year; and (ii) three (3%) percent of the amount by which the Corporation's Net After Tax Profits for a fiscal year during the term of this Agreement exceeds the Corporation's Net After Tax Profits for its preceding fiscal year. During the fiscal year of the Corporation ending April 30, 1999, Net Sales and Net After Tax Profits for such period shall be pro-rated based on the Net Sales and Net After Tax Profits for the period of Executive's employment during such fiscal year as compared to the respective period for the preceding fiscal year. For example, if Executive is employed for six (6) months during the fiscal year ending April 30, 1999,

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for purposes of determining the Bonus the Net Sales and Net After Tax Profit for
such fiscal year and for the preceding fiscal year shall be multiplied by 50%
(12 divided by 6).

          (b) For purposes of this Agreement, the calculation of Net Sales and Net After Tax Profits shall be determined by the Chief Financial Officer of the Corporation. In the event of any dispute Executive shall give written notice to the Corporation within twenty (20) days after Executive's receipt of the Corporation's calculation of Net Sales and Net After Tax Profits. The Corporation's independent certified public accountants ("Accountants") shall then be required to make a determination of such Net Sales and Net After Tax Profits, and such determination shall be final, conclusive and binding upon the parties to this Agreement.

          (c) The Bonus shall be payable to the Executive within thirty (30) days after delivery to the Corporation of its certified financial statements by its Accountants.

        4.3  Expenses.  The Corporation shall pay or reimburse the Executive
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for all reasonable and necessary out-of-pocket business, travel or other upon proper documentation thereof, actually incurred or paid by the Executive during the term of this Agreement in connection with the rendition of Executive's services contemplated hereunder. In addition, the Corporation shall pay the Executive an amount of up to Five Thousand ($5,000) Dollars for the actual expenses incurred by him in relocating his residence in close proximity to the George Washington Bridge, including real estate brokerage fees.

        4.4  Benefits.  During the term shall be entitled to participate in such
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pension, profit sharing, group insurance, of this Agreement, the hospitalization, and group health benefit plans and all other benefits and plans as the

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Corporation provides to its senior executives. During the term of his employment hereunder, the Executive shall be entitled to receive the amount of $600 per month for automobile payments and associated maintenance and insurance payments.

        4.5  Performance Shares.  During the term of this Agreement, the
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Executive shall be eligible to receive a maximum aggregate amount of twenty-five
(25,000) thousand shares of the Corporation's common stock ("Performance Shares"). Executive shall receive five thousand (5,000) Performance Shares on the first occasion that the Corporation's common stock has an average closing price during any thirty (30) day trading period as follows:



                                                Number of
                30 Day Average                 Performance
                Closing Price                 Shares Granted

                  $ 7.00                          5,000
                    8.00                          5,000
                    9.00                          5,000
                   10.00                          5,000
                   11.00                          5,000

                 4.6  Discretionary Payments. Nothing herein shall preclude the
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Corporation from paying the Executive such bonus or bonuses or other compensation, as the Board of Directors, in its discretion, may authorize from time to time.

          Section 5.  Termination.
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               5.1 Base Salary and Bonus Payments. This Agreement shall
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terminate upon the death, Total Disability, as hereinafter defined, or termination of employment of the Executive. The Corporation shall pay to the Executive, any person designated in writing or if no such person is designated, to his estate, as the case may be,
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the aggregate amount of the Base Salary up to the end of the month in which death, Total Disability, or termination of employment occurs. In addition to Base Salary, and in the event Executive is not terminated For Cause, as hereinafter defined, in the event the Executive shall be entitled to a Bonus, then the Executive, his designee or his estate shall be paid within thirty (30) days after the Corporation's accountants have determined the Net Sales and Net After Tax Profits of the Corporation, an amount equal to the product of (i) the Bonus, for such fiscal year in which death, Total Disability or termination of employment occurred and (ii) a fraction, the numerator of which is the number of months during the year of such death, Total Disability or termination of employment during which the Executive was employed by the Corporation through and including the month of his death, Total Disability or termination of employment, and the denominator of which is twelve (12).


                5.2    Termination For Cause.  In terminated For Cause, as
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hereinafter defined, Total Disability or because Executive the event Executive is wrongfully leaves his employment hereunder, then, upon such occurrence, this Agreement shall be deemed terminated and the Corporation shall be released from all obligations to Executive with respect to this Agreement, except as provided in Section 5.1 hereof.

                5.3    Termination Without Cause.  In the event of a termination
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without Cause, the Executive shall be entitled to continue to participate in the hospitalization, group health benefit and disability plans of the Corporation on the same terms and conditions as immediately prior to his termination for a period equal to the earlier of (i) the date the Executive commences employment elsewhere or (ii) the date the Term would have expired pursuant to Section 3 of this Agreement had

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the Executive not been terminated. Executive shall receive, at the Corporation's option, his Base Salary for the balance of the Term either in a lump sum payment discounted to present value, the percentage of discount to be determined by the Accountants, or his Base Salary pursuant to Section 4.1 of this Agreement.

          5.4    Voluntary Termination.  In the event that the Executive
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voluntarily terminates his employment hereunder, upon the giving of thirty (30)
days prior written notice thereof to the Corporation, then, the Executive's right to all compensation hereunder shall terminate as of the date of such termination, except that the Executive shall be entitled to receive any Base Salary and Bonus earned and accrued.

          5.5    Definitions.  As used herein, the term "For Cause" shall
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mean (i) the Executive's conviction in a court of law of any crime or offense which constitutes a felony in the jurisdiction involved, or (ii) willful misconduct, or (iii) material breach of his responsibilities under this Agreement.

      Section 6. Disability.
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          6.1    Total Disability.  In the event the Executive is mentally or
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physically incapable or unable to perform his regular and customary duties of employment with the Corporation for a period of ninety (90) days the Executive shall be deemed to be suffering from a "Total Disability".

          6.2    Payment During Disability.  In the event the Executive is
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unable to perform his duties hereunder by reason of a disability, which disability does not constitute Total Disability, the Corporation shall continue to pay the Executive his Base Salary during the continuance of such disability.

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          Section 7. Vacations.  The Executive shall be entitled to a
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vacation of three (3) weeks per year, during which period his Base Salary shall be paid in full. The Executive shall take his vacation at such time or times as the Executive and the Corporation shall determine is mutually convenient.

          Section 8. Disclosure of Confidential Information.
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                8.1  Disclosure.  The Executive recognizes that he will have
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access to secret and confidential information regarding the Corporation, its products, know-how, customers and plans. The Executive acknowledges that such information is of great value to the Corporation, is the sole property of the Corporation and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Corporation herein, the Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any information acquired by the Executive during the course of his employment, which is treated as confidential by the Corporation and not otherwise in the public domain except for information which was known to Executive on a non-confidential basis prior to its disclosure by the Corporation as shown by documentary evidence prior to the date of this Agreement.

                 8.2 Non-Competition.  The Executive covenants and agrees that
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for a period commencing on the date hereof and expiring eighteen (18) months from and after the date of termination of this Agreement (the "Restricted Period"), the Executive will not, directly or indirectly, in the Territory (as hereinafter defined), own, manage, operate, control or engage or participate in the ownership, management, operation or control of, or be connected as a stockholder, agent, partner, joint venturer, employee, officer, director, consultant

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or otherwise with, any business or organization any part of which engages in the manufacture, marketing or sale of products competitive with the products of the Corporation existing or in the development or production stage during the term of this Agreement. During the Restricted Period, the Executive will not directly solicit, or in any manner attempt to induce, any employee of the Corporation to leave the employ of the Corporation or to work for the Executive. During the Restricted Period, the Executive, directly or indirectly, will not solicit, raid, entice, induce or contact, or attempt to solicit, raid, entice, induce or contact, any person that is a customer, supplier or distributor of the Corporation to terminate such person's contractual or business relationship with the Corporation or directly or indirectly solicit or attempt to solicit the business of, enter into any written or oral agreement with, or otherwise deal with any customers of the Corporation, except in regard to businesses outside the scope of the business of the Corporation. The parties hereto agree that if a court of competent jurisdiction determines that this covenant is unenforceable in any respect, the remainder of this covenant shall not thereby be affected and shall be given full effect, without regard to any invalid portions, and this covenant may be modified by such court in any necessary respect in order to render it enforceable in its least reduced form. As used herein, the term "Territory" shall mean North America.

               8.3  Survival.  The provisions of this Section 8 shall survive
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the Executive's employment hereunder.

          Section 9.     Miscellaneous.
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                 9.1     Injunctive Relief.  The Executive agrees that any
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breach or threatened breach by him of Section 8 of this Agreement shall entitle the Corporation, in addition to all other legal remedies available to it, to apply to any court of competent

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jurisdiction to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by the Executive hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which the Corporation seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

                 9.2  Assignment.  Neither the Executive nor the Corporation may
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assign or delegate any of his or their rights or duties under this Agreement.

                 9.3  Entire Agreement.  This Agreement constitutes and embodies
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the full and complete understanding and agreement of the parties with respect to the Executive's employment by the Corporation, supersedes all prior understandings and agreements, if any, whether oral or written, between the Executive and the Corporation and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

          9.4   Binding Effect.  This Agreement shall inure to the benefit
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of, be binding upon and enforceable against, the parties hereto and their respective successors and permitted assigns.

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          9.5   Captions.  The captions contained in this Agreement are for
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convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.6   Notices.  All notices, requests, demands and other
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communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, postage prepaid, or overnight delivery to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof.

          9.7   Counterparts.  This Agreement may be executed in
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counterparts, all of which shall together constitute one and the same instrument. All documents and signatures required hereunder may be delivered or exchanged by telecopy and telecopied signatures shall be effective as originals thereof.

          9.8       Governing Law.  This Agreement shall be governed by and
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construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                    HI-TECH PHARMACAL CO., INC.



                                    By:  /s/Bernard Seltzer
                                         ------------------------------
                                    Title:      Chairman of the Board

                                    /s/ Martin Knopf
                                    -----------------------------------
                                    MARTIN KNOPF

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